UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2013
ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Sale of Assets to Belrose

On April 30, 2013, pursuant to the terms of an asset purchase agreement entered into on the same date (the “Agreement”), Enzon Pharmaceuticals, Inc. (the “Company”) completed the sale of all of its right, title and interest in its Customized PEGylation Linker Technology platform and related assets to Belrose Pharma Inc. (“Belrose”). The assets sold include (i) intellectual property and know-how associated with the PEGylation platform (including certain patents), (ii) patents and know-how related to PEG-SN38, (iii) patents and know-how associated with certain of the Company’s internal clinical programs and (iv) certain related supplies and equipment. In addition, the Company assigned to Belrose the Company’s existing license agreement with Zhejiang Hisun Pharmaceutical Co., Ltd. Under the Agreement, the Company also agreed to sell all of its right, title and interest in the Locked Nucleic Acid (LNA) Technology platform and related assets to Belrose at a second closing, provided that prior to July 15, 2013, the Company enters into an agreement with Santaris Pharma A/S (“Santaris”) to resolve any contractual obligations that the parties may have under the Company’s license agreement with Santaris and an agreement with Santaris and Belrose providing for Belrose’s assumption of such license agreement.

The aggregate upfront consideration for the assets is $800,000, $700,000 of which the Company received at closing and $100,000 of which was placed into escrow and is to be released to the Company if the Company consummates the sale of its right, title and interest in the LNA Technology platform and related assets to Belrose. The Agreement also entitles the Company to receive from Belrose additional potential payments, including a share of net revenues that may be received from Hisun related to PEG-SN38 rights in China as well as a share of other potential partnering revenues. The achievement of any of these potential payments is uncertain.

The assets sold to Belrose did not include any of the Company’s existing rights to receive royalties on PegIntron®, Sylatron®, Macugen®, CIMZIA®, OMONTYS®, Oncaspar or Adagen.

Ex-Dividend Date for Previously Announced Special Cash Dividend

The Company has been advised by NASDAQ that an ex-dividend date of June 5, 2013 has been established for the $1.60 special cash dividend per share that was announced by the Company on April 23, 2013. As previously announced, the $1.60 special cash dividend per share is payable on June 4, 2013 to stockholders of record as of May 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: May 6, 2013	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Vice President and General Counsel